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                                                                   EXHIBIT 10.20

                              TRANSITION AGREEMENT

      THIS TRANSITION AGREEMENT (this "AGREEMENT") is made by and between Ron Rasmussen (the "EXECUTIVE") and Digital Impact, Inc. (the "COMPANY"; together with the Executive, the "PARTIES"):

      WHEREAS, the Executive is currently employed by the Company;

      WHEREAS, the Parties desire to come to an agreement concerning the terms and conditions of the Executive's resignation;

      WHEREAS, the Company and the Executive have entered into an Employee Proprietary Information and Inventions Agreement (the "CONFIDENTIALITY AGREEMENT");

      WHEREAS, the Executive wishes to release the Company from any claims arising from or related to the employment relationship; and

      WHEREAS, the Parties, and each of them, wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that the Executive may have against the Company as defined herein, including, but not limited to, any and all claims arising or in any way related to the Executive's employment with, or separation from, the Company.

      NOW THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows:

      1. Transition Period.

            (a) Transition Duties and Benefits. During the period commencing October 1, 2002 and ending December 31, 2002 (the "TRANSITION PERIOD"), Executive's employment with the Company shall continue, provided that as of October 1, 2002, the Executive shall no longer bear the title of Senior Vice President of Product Delivery and shall no longer be an executive officer of the Company or have signatory authority. The Company may require, and the Executive agrees to provide, up to 20 hours per month of management transition services. During the Transition Period, Executive shall receive the following benefits:

                  (i) Salary. Company shall continue to pay Executive's current base salary (less applicable withholdings and deductions) in accordance with its customary payroll practices.

                  (ii) Medical Benefits. Executive and his eligible dependents may continue to participate in Company's medical, dental and vision plans at the current cost-sharing levels.

                  (iii) Voicemail and Email. The Company shall provide Executive with voicemail and email accounts to assist with Executive's employment search.

                  (iv) Equity. Executive's stock option and restricted stock grants shall continue to vest through December 31, 2002 in accordance with their terms. Executive currently holds a single grant of 100,000 stock options. Of this grant, 25,000 options vested on an accelerated basis on July 24, 2002. An additional 25,000 options will vest on December 1, 2002. On November 1, 2002, one tranche of 18,924 shares of restricted stock held by Executive will vest. All
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stock options and shares of restricted stock that are unvested on December 31,
2002 shall expire. Stock options that are vested on December 31, 2002 may be exercised by the Executive through March 31, 2003, at which time any unexercised stock options shall expire.

                  (v) Other Benefits. Executive shall be permitted to continue to contribute to the Company's 401(k) defined contribution plan (subject to applicable legal limits) and employee stock purchase plan (the "ESPP"). Any amounts contributed to the ESPP by the Executive following November 30, 2002 will be paid to Executive on December 31, 2002.

                  (vi) Property and Equipment. The Company shall transfer ownership of Executive's DELL Latitude CS laptop to Executive on the Effective Date following the Company's removal of any data or applications that the Company deems necessary or appropriate to be removed from such hardware.

            (b) Termination Date. Executive's employment with the Company and any of its subsidiaries shall terminate as of December 31, 2002 (the "TERMINATION DATE"). The Company shall pay the Executive for any unused vacation pay together with the severance payment described below.

            (c) Severance. On the first business day following January 1, 2003, the Company shall pay the Executive a lump sum severance payment of $50,000, less applicable withholding.


            (d) Group Health Insurance. Pursuant to applicable law, the Executive shall have the right to convert his health insurance benefits to individual coverage (commonly known as "COBRA" coverage) immediately following the Termination Date. Following the Termination Date, the Company shall pay for Executive's COBRA coverage for the shorter of (i) nine (9) months from the Termination Date or (ii) the date that Executive finds other employment and such employer's health insurance becomes effective.

            (e) Outplacement Services. During the Transition Period and for up to three months thereafter, the Company shall reimburse the Executive for up to $5,000 of outplacement services, professional subscriptions fees, and industry event attendance fees, subject to the Company's standard expense reimbursement procedures.

      2. Confidential Information. The Executive shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the Confidentiality Agreement between the Executive and the Company. As soon as practicable, but in any event no later than October 5, 2002, the Executive shall return all of the Company's property and confidential and proprietary information in his possession to the Company.

      3. Payment of Salary. The Executive acknowledges and represents that the Company shall have paid all salary, wages, bonuses, accrued vacation, commissions and any and all other benefits due to the Executive once the above noted payments and benefits are received.

      4. Release of Claims. The Executive and the Company agree that the foregoing consideration represents mutual settlement in full of all outstanding obligations between the parties. The Executive, on his own behalf, and on behalf of his respective heirs, family members, executors,


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and assigns, hereby fully and forever releases the Company and its officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, and the Company and any of its successors or assigns hereby fully and forever releases the Executive, from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that the Executive may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date (as defined below) including, without limitation:

            (a) any and all claims relating to or arising from the Executive's employment relationship with the Company and the termination of that relationship;

            (b) any and all claims relating to, or arising from, the Executive's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

            (c) any and all claims under the law of any jurisdiction including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

            (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act; the California Fair Employment and Housing Act, and Labor Code section 201, et seq. and section 970, et seq.;

            (e) any and all claims for violation of the federal, or any state, constitution;

            (f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

            (g) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by the Executive as a result of this Agreement; and

            (h) any and all claims for attorneys' fees and costs.

      The Company and the Executive agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.


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      5. Acknowledgement of Waiver of Claims Under ADEA. The Executive
acknowledges that he is waiving and releasing any rights he/she may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. The Executive and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. The Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which the Executive was already entitled. The Executive further acknowledges that he has been advised by this writing that

            (a) he should consult with an attorney prior to executing this Agreement;

            (b) he has up to twenty-one (21) days within which to consider this Agreement;

            (c) he has seven (7) days following his execution of this Agreement to revoke the Agreement;

            (d) this Agreement shall not be effective until the revocation period has expired; and

nothing in this Agreement prevents or precludes the Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law.

      6. Civil Code Section 1542. The Executive represents that he is not aware of any claim by the Company other than the claims that are released by this Agreement. The Executive acknowledges that he has been advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

            A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

      The Executive, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

      7. No Pending or Future Lawsuits. The Executive represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. The Executive also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.

      8. No Cooperation. The Executive agrees he will not act in any manner that might damage the business of the Company. The Executive agrees that he will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director,


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employee, agent, representative, shareholder or attorney of the Company, unless under a subpoena or other court order to do so.

      9. Non-Disparagement. Each party agrees to refrain from any defamation, libel or slander of the other party or tortious interference with the contracts and relationships of the other party.

      10. Non-Solicitation. The Executive agrees that for a period of twelve
(12) months immediately following the Effective Date, the Executive shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage, take away or hire employees of the Company, either for himself or any other person or entity.

      11. No Admission of Liability. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement, shall be deemed or construed to be:

            (a) an admission of the truth or falsity of any claims heretofore made; or

            (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

      12. No Knowledge of Wrongdoing. The Executive represents that he has no knowledge of any wrongdoing involving improper or false claims against a federal or state governmental agency, or any other wrongdoing that involves the Executive or other present or former Company employees.

      13. Costs. The Parties shall each bear their own costs, expert fees, attorneys' fees and other fees incurred in connection with this Agreement.

      14. No Representations. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

      15. Miscellaneous.

            (a) Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision so long as the remaining provisions remain intelligible and continue to reflect the original intent of the Parties.

            (b) Entire Agreement. This Agreement, and the agreements incorporated herein by reference to the extent they are consistent with this Agreement, constitute the entire agreement and understanding between the Parties concerning the subject matter of this Agreement and all prior representations, understandings, and agreements concerning the subject matter of this Agreement have been merged into this Agreement.


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            (c) No Waiver. The failure of any party to insist upon the performance of any of the terms and conditions in this Agreement, or the failure to prosecute any breach of any of the terms and conditions of this Agreement, shall not be construed thereafter as a waiver of any such terms or conditions. This entire Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

            (d) No Oral Modification. Any modification or amendment of this Agreement, or additional obligation assumed by either party in connection with this Agreement, shall be effective only if placed in writing and signed by both Parties or by authorized representatives of each party. No provision of this Agreement can be changed, altered, modified, or waived except by an executed writing by the Parties.

            (e) Governing Law. This Agreement shall be deemed to have been executed and delivered within the State of California, and it shall be construed, interpreted, governed and enforced in accordance with the laws of the State of California. Any action at law, suit in equity, or other judicial proceedings for the enforcement of this Agreement, or related to any provision of this Agreement, shall be instituted only in courts with venue in the State of California, except that the Company may seek injunctive relief in any court having jurisdiction for any claim relating to the alleged misuse or misappropriation of the Company's trade secrets or confidential or proprietary information. The Executive hereby expressly consents to venue and personal jurisdiction of the state and federal courts in the State of California for any lawsuit filed there against the Executive by the Company arising from or relating to this Agreement.

            (f) Attorneys' Fees. In the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, plus reasonable attorneys' fees, incurred in connection with such an action.

            (g) Effective Date. This Agreement shall be effective on the eighth day following the date on which the Executive executes this Agreement, provided that the Executive does not revoke this Agreement prior to such date (the "EFFECTIVE DATE").

            (h) Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

            (i) Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

                  (i) They have read this Agreement;

                  (ii) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;


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                  (iii) They understand the terms and consequences of this
Agreement and of the releases it contains; and

                  (iv) They are fully aware of the legal and binding effect of this Agreement.

            (j) This agreement and any amendments or modifications shall be binding and inure to the benefit of any assignee, successors, or transferees of the parties.

            (k) Each party agrees to execute any other documents necessary to carry out the intent and affect of this agreement.

      IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.


                                            DIGITAL IMPACT, INC.

Dated:                                      By:
      ---------------------------              ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                            EXECUTIVE

Dated:
      ---------------------------           ------------------------------------
                                            Ron Rasmussen


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